Exhibit 99.1

For Immediate Release

Contact: Steve Klueg

Senior Vice President and

Chief Financial Officer

(704) 869-3320

Steve.Klueg@affiniagroup.com

AFFINIA GROUP TO BE SOLD TO MANN+HUMMEL

GASTONIA, N.C. – August 17, 2015 – Affinia Group, an innovative global leader in the design, manufacture, distribution and marketing of industrial grade products and services, today announced that it has entered into a definitive merger agreement, pursuant to which Affinia Group, including its global filtration operations (but excluding its Affinia South America (“ASA”) operations), will be sold to MANN+HUMMEL.

Based in Ludwigsburg, Germany, MANN+HUMMEL is a privately-held global filtration expert offering filtration solutions to original equipment and aftermarket customers in both the automotive and industrial sectors.

“Our agreement with MANN+HUMMEL continues us along a path that has guided us for 75 years – a commitment to innovative solutions and high-quality filtration products,” said Keith Wilson, President and Chief Executive Officer of Affinia Group. “We are excited to align our technologies and capabilities to provide our customers, employees and partners with unparalleled excellence and opportunity.”

“We believe that this partnership with MANN+HUMMEL will accelerate our growth potential, provide access to new technologies and capabilities, and enhance our financial strength and global scale to excel in the global marketplace. We couldn’t be more thrilled about the potential this brings to our global brands, and most importantly, our dedicated people that have helped build our legacy of leadership and innovation.”

The acquisition is subject to regulatory approval and other customary closing conditions.

Affinia Group’s financial advisor on this transaction is Robert W. Baird & Co and legal advisor is Hogan Lovells.

Affinia Group is an innovative global leader in the design, manufacture, distribution and marketing of industrial grade products and services, including extensive offerings of aftermarket parts for automotive and heavy-duty vehicles. With approximately $1.4 billion in annual revenue, Affinia has operations in North and South America, Europe, and Asia. For more information, visit www.affiniagroup.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” or future or conditional verbs, such as “could,” “may,” “should,” or “will,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, the anticipated results, timing or other expectations regarding the transactions contemplated by the merger agreement, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved. For a discussion of other risks and uncertainties that could materially affect our business, financial condition or future results, see Part I, “Item 1A. Risk Factors” in our Annual Report on form 10-K for the year ended December 31, 2014. With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties and other important factors include, among others, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the inability to complete the transactions contemplated by the merger agreement; domestic and global economic conditions and the resulting impact on the availability and cost of credit; financial viability of key customers and key suppliers; our dependence on our largest customers; increased crude oil and gasoline prices and resulting reductions in global demand for the use of automobiles; the shift in demand from premium to economy products; pricing and pressures from imports; increasing costs for manufactured components, raw materials and energy; the expansion of return policies or the extension of payment terms; risks associated with our non-U.S. operations; risks related to our receivables factoring arrangements; product liability and warranty and recall claims brought against us; reduced inventory levels by our distributors resulting from consolidation and increased efficiency; environmental and automotive safety regulations; the availability of raw materials, manufactured components or equipment from our suppliers; challenges to our intellectual property portfolio; our ability to develop improved products; the introduction of improved products and services that extend replacement cycles or otherwise reduce demand for our products; our ability to achieve cost savings from our restructuring plans; our ability to successfully effect dispositions of existing lines of business; our ability to successfully combine our operations with any businesses we have acquired or may acquire; risk of impairment charges to our long-lived assets; risk of impairment to intangibles and goodwill; the risk of business disruptions related to a variety of events or conditions including natural and man-made disasters; risks associated with foreign exchange rate fluctuations; risks associated with our expansion into new markets; the impact on our tax rate resulting from the mix of our profits and losses in various jurisdictions; reductions in the value of our deferred tax assets; difficulties in developing, maintaining or upgrading information technology systems; risks associated with doing business in corrupting environments; and our substantial leverage and limitations on flexibility in operating our business contained in our debt agreements. Additionally, there may be other factors that could cause our actual results to differ materially from the forward-looking statements. Our forward-looking statements apply only as of the date of this release or as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.